CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 23.1

 We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-150037, dated July 15, 2016, on Form S-8 of our report dated March 29, 2016 with respect to the consolidated financial statements of Canterbury Park Holding Corporation (the “Company”), which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Wipfli, LLP

Minneapolis, Minnesota

July 15, 2016